Exhibit 10.14
COVENTRY HEALTH CARE, INC. (“COVENTRY”)

Summary of 2011 Executive Management Incentive Plan

2011 Criteria and Incentives

On January 18, 2011, the Compensation Committee of Coventry’s Board of Directors approved the 2011 Executive Management Incentive Plan (“2011 EMIP”), incorporated herein by reference to Exhibit 10.1 to Coventry’s Current Report on Form 8-K filed on January 24, 2011,  containing incentive criteria for fiscal year 2011. Incentives triggering the bonus pool under the 2011 EMIP will be predicated on the attainment of the following three performance measurements:  earnings per share, selling, general and administrative costs, and revenue.  Coventry’s Chief Executive Officer, Interim Chief Financial Officer, and the three other most highly compensated officers (the “Named Executive Officers”) are eligible to receive a non-equity incentive award under Coventry’s 2011 EMIP.  The Named Executive Officers’ bonus target awards for achievement of the foregoing performance measurements in fiscal year 2011 are set forth below:

Named Executive Officers	Bonus Target Awards for 2011*
Allen F. Wise, Chief Executive Officer	300%
Michael D. Bahr	100%
Harvey C. DeMovick, Jr., Executive Vice President	75%
Thomas C. Zielinski, Executive Vice President and General Counsel	75%
John J. Stelben, Interim Chief Financial Officer, Senior Vice President and Treasurer	70%
* As a percentage of base compensation.